POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Dennis K. Morgan, David J. Kvapil,
Robert M. Kerrigan III, Bonny M. Nallon, David J. Lavan and Sean P. McGuinness,
or anyone of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, to sign any Report on Form 3, Form 4 or Form 5, in any such case with respect to his beneficial ownership of shares of Southern
Union Company common stock, $1.00 per share par value ("Common Stock"), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange (or any
other exchange or similar system for trading on which the Common Stock hereafter becomes listed or qualified for trading or quoting).

Dated: December 1, 2004

                        Herbert H. Jacobi (Signature on File)
                        Herbert H. Jacobi